UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 12, 2025
_______________________________________________________________________________________
LEE ENTERPRISES, INCORPORATED
(Exact name of Registrant as specified in its charter)
_______________________________________________________________________________________

Delaware	1-6227	42-0823980
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4600 E. 53rd Street, Davenport, Iowa 52807
(Address of Principal Executive Offices)

(563) 383-2100
Registrant’s telephone number, including area code
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	LEE	The Nasdaq Global Select Market
Preferred Share Purchase Rights	LEE	The Nasdaq Global Select Market
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 (this “Amendment”) to the Current Report on Form 8-K filed by Lee Enterprises, Incorporated (the “Company”) on February 14, 2025 (the “Original Form 8-K”) provides supplemental information under Items 1.01 and 1.05 regarding the cybersecurity incident disclosed on the Original Form 8-K, and should be read in conjunction with the Original Form 8-K.

Item 1.01.    Entry Into A Material Definitive Agreement.

The information contained in Item 1.05 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 1.05.    Material Cybersecurity Incidents.

As previously disclosed in the Original Form 8-K, the Company experienced a system outage on February 3, 2025, caused by a cybersecurity attack by threat actors who unlawfully accessed the Company’s network, encrypted critical applications, and exfiltrated certain files (the “Incident”). As of the date of this filing and because of the Company’s remediation and other activities, the threat has been contained and the Company is working closely with third-party security vendors to restore automation of its business processes impacted by the Incident. Currently all products are being produced and distributed, although some limitations remain including limited depth of products due to tightened schedules. Additionally, certain back-office functions remain delayed including billing our clients, collections, and payments to vendors. We anticipate the business processes to be fully restored in the coming weeks.

Our investigation and forensic analysis to determine whether personally identifiable information was taken by the threat actors remains ongoing. We expect a definitive answer in the next several weeks.

While the full scope of the financial impact is not yet known, the Incident is likely to have a material impact on the Company’s financial condition and results of operations. The Company maintains comprehensive cyber insurance coverage, including business interruption insurance, and anticipates costs in excess of a small retainer to be reimbursed by insurance.

In an effort to provide short-term liquidity to fund the cybersecurity incident’s remediation efforts and other operations, the Company and its lender have agreed to waive payment of the Company’s interest payments due in March 2025. BH Finance LLC, a Nebraska limited liability company (“BH Finance”) is the Company’s sole lender, and the waiver applies to interest owed under the Credit Agreement dated January 29, 2020. The Covenant Waiver also applies to lease payments in March 2025 owed to BH Media Group, Inc., a Delaware corporation, under the Lease Agreement dated March 16, 2020, between the Company and BH Media (“Lease Agreement”). In total, the Covenant Waiver will provide $3.7M of additional capital. All waived Interest and Basic Rent payments will be added to the principal amount due under the Credit Agreement to be due as of the date such payments become due under the Credit Agreement.

Except as expressly provided above, the Waiver Period is not a waiver of any other right, power, or remedy under the Credit Agreement or Lease Agreement and both agreements remain in full force and effect.

Forward-Looking Statements

This Amendment contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, such as the Company’s expectations or beliefs regarding future events, actions or performance related to the Incident and the impact of the Incident on the Company and its financial condition and results of operations. Forward-looking statements typically are identified by use of terms such as “estimate,” “anticipate,” “believe,” “expect,” “project,” “may,” “will,” “should,” “could,” “likely” and similar words. Except as required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events or otherwise. The Company’s actual results could differ materially from those contained in forward-looking statements due to a number of factors, including additional findings regarding the impact of the Incident, the Company’s remedial actions, and other risks and factors described by the statements under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in its subsequent filings with the United States Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED

Date:	March 6, 2025	By:	/s/ Timothy R. Millage
Timothy R. Millage
Vice President, Chief Financial Officer and Treasurer